Exhibit 99.1

Darden Restaurants and Ruth’s Hospitality Group Provide Updated Call Information for Thursday, May 4, 2023 Conference Call.

ORLANDO, Fla., May 3, 2023/PRNewswire/ — Darden Restaurants, Inc. (“Darden”) (NYSE:DRI) and Ruth’s Hospitality Group, Inc. (“Ruth’s”) (Nasdaq:RUTH) announced earlier today that they have entered into a definitive merger agreement pursuant to which Darden will commence a tender offer to acquire all of the outstanding shares of Ruth’s for $21.50 per share, in an all-cash transaction with an equity value of approximately $715 million. As previously announced, the companies will host a conference call to discuss the transaction on Thursday, May 4, 2023, at 8:30 am ET. The call information provided in the earlier press release was incorrect; this press release is issued to provide updated call information.

To listen to the call live, please go to https://evercall.co/oacc/71522 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of Darden’s website at: www.darden.com. For those who cannot access the Internet, please dial 1-800-528-1066 and provide the conference passcode 71522. For those who cannot listen to the live broadcast, a replay will be available on the Investor Relations section of Darden’s website at: www.darden.com shortly after the call.

About Darden

Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar’s Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V’s. For more information, please visit www.darden.com.

About Ruth’s Hospitality Group, Inc.

Ruth’s Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with more than 150 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.” For more information, please visit www.rhgi.com.

Additional Information about the Tender Offer and Where to Find It

The tender offer described above has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Darden and a wholly-owned subsidiary of Darden (“Merger Sub”) will file with the United States Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. A solicitation and offer to buy outstanding shares of Ruth’s Hospitality Group, Inc. (the “Company” or “Ruth’s”) common stock will only be made pursuant to the tender offer materials that Darden and Merger Sub intend to file with the SEC. At the time the tender offer is commenced, Darden and Merger Sub will file a tender offer statement on Schedule TO, and Ruth’s will file a solicitation/recommendation statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF RUTH’S ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF RUTH’S SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES IN THE OFFER.

The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all investors and stockholders of Ruth’s at no expense to them at the Investor Relations section of Darden’s website at www.darden.com and under the “SEC Filings” section of the Company’s website at www.rhgi.com/investors, and (once they become available) will be mailed to the stockholders of Ruth’s free of charge. The information contained in, or that can be accessed through, Darden’s website or the Company’s website is not a part of, or incorporated by reference in, this press release. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Darden and Ruth’s file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Darden or Ruth’s with the SEC for free on the SEC’s website at www.sec.gov, or at the Investor Relations section of Darden’s website at www.darden.com and under the “SEC Filings” section of the Company’s website at www.rhgi.com/investors.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including statements relating to the acquisition of the Company by Darden and any statements relating to the Company’s business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Such forward-looking statements include those relating to the ability to complete, and the timing of completion of, the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement and the possibility of any termination of the merger agreement. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, among others: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) uncertainty surrounding the number of shares of the Company’s common stock that will be tendered in the tender offer; (iii) the risk of legal proceedings that may be or have been instituted related to the merger agreement, which may result in significant costs of defense, indemnification and liability; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the tender offer or the merger; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (vii) the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; (viii) Darden’s ability to realize the synergies contemplated by the proposed transaction and integrate the business of the Company; (ix) reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; (x) changes in economic conditions, including inflation, increasing interest rates, higher unemployment, slowing growth or recession; (xi) reductions in consumer discretionary income and general competition in the restaurant industry; (xii) the effect of shortages or increases in labor costs, state or local government regulations related to the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; (xiii) risks in the markets where the Company’s restaurants are located; and (xiv) the inability to successfully integrate franchisee acquisitions into the Company’s business operations, economic, regulatory and other limitations on the Company’s ability to pursue new restaurant openings and other organic growth opportunities. The risks and uncertainties may be impacted by the COVID-19 pandemic (including supply chain constraints, labor shortages and inflationary pressure). The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in Darden’s and the Company’s respective public filings with the SEC from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Darden’s and the Company’s stockholders and investors are cautioned not to unduly rely on these forward-looking statements. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Darden, Merger Sub and the Company expressly disclaim any intent or obligation to update or revise publicly these forward-looking information or statements.

Darden Contacts:

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Ruth’s Contact:

Jeff Priester, investor@rhgi.com